EXHIBIT (c)(15)



                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") is entered into as of October 31, 1996, by and among The Cross Country Group, L.L.C. (the "Secured Party"), Homeowners Marketing Services, Inc. ("HMSI") and Homeowners Marketing Services International, Inc. ("HMSII" and collectively with HMSI, the "Debtors").

                                    RECITALS

         WHEREAS, simultaneous with the execution and delivery of this Agreement, Secured Party has acquired from Acceleration National Insurance Company of all its rights under that certain judgment in consolidated cases styled Acceleration National Insurance Company v. Homeowners Marketing Services, Inc., et al, in the Court of Common Pleas, Franklin County, Ohio, Case No. 9 1 CVHI 1-9404 and 94CVlD5-3083 (the "Judgment");

         WHEREAS, Secured Party, Homeowners Group, Inc. and HMSI have, contemporaneously with the execution of this Security Agreement, entered into a Settlement Agreement with respect to the Judgment to, among other things, extend the date by which amounts payable by HMSI must be paid (the "Settlement Agreement");

         WHEREAS, CC Acquisition Corporation, an affiliate of the Secured Party, has confirmed its intent to consummate the transactions described in that certain Agreement and Plan of Merger dated as of May 14, 1996 among CC Acquisition Corporation, Homeowners Group, Inc. and The Cross Country Group, Inc., as amended by amendment of even date herewith;

         WHEREAS, Secured Party has required that Debtors enter into this Security Agreement as a condition to the Secured Party entering into the Settlement Agreement;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows-

         1. HMSII Guaranty. In consideration of Secured Party's execution of the Settlement Agreement, HMSII absolutely and unconditionally guarantees the performance by HMSI of its obligations under the Judgment and the Settlement Agreement, as amended (collectively, the "Obligations").

         2. Security Interest. In consideration of and as an inducement for the Secured Party's execution of the Settlement Agreement, Debtors hereby grant the Secured Party a security interest (the "Security Interest") in each of the assets of the Debtors (the "Collateral") to secure HMSI's Obligations and HMSII's guaranty thereof

         3. Representations and Warranties of Debtors. The Debtors represent and warrant, and so long as the Judgment remains unpaid shall be deemed continuously to represent and warrant, that:











                  (a) The Debtors are the owners of the Collateral free of all security interests or other encumbrances except for the security interest in favor of Secured Party,

                  (b) This Security Agreement is being executed on behalf of Debtors by one or more properly authorized officers and all necessary actions have been taken by Debtors to authorize such execution.

                  (c) The Debtors are engaged in business operations which are carried on at the following address: 400 Sawgrass Corporate Parkway, Sunrise, Florida 33325.

         4. Covenants of Debtors. So long as the Obligations of HMSI under the Settlement Agreement and/or the Judgment remain outstanding, the Debtors: (a) will defend the Collateral against the claims and demands of all other parties-will keep the Collateral free from all security interests or other encumbrances except the Security Interest; (b) will keep accurate and complete records concerning the Collateral- at the Secured Party's request will mark any such records and the Collateral to give notice of the Security Interest; (c) will, upon demand, deliver to Secured Party any documents relating to the Collateral or any part thereof, and any and all other schedules, documents and statements which the Secured party may from time to time request- (d) win notify the Secured Party promptly in writing of any change in the Debtors' address specified above- and (e) in connection herewith will execute and deliver to the Secured Party such financing statements and other documents, pay all costs of and filing financing statements and other documents in all public offices requested by the Secured Party and do such other things as the Secured Party may request to protect the Collateral and Secured Party's Security Interest.

         5. Defaults and Remedies. (a) In the event that HMSI shall default in the performance of its Obligations under the Settlement Agreement and/or the Judgment beyond any grace or cure period provided therein, and HMSII shall have failed within five (5) days of notice of such default and expiration of any applicable cure period from Secured Party to cure the same (such default and failure to cure, an "Event of Default"), Secured Party shall have all rights with respect to the Collateral as shall be provided to Secured Party under the Uniform Commercial Code as then in effect in the State of Florida.

                  (b) The Debtors agree that any notice by the Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Debtors if the notice is sent by a recognized overnight delivery service at least ten (10) days before the action to the Debtors' address as specified in this Agreement or to any other address which the Debtors have specified in writing to the Secured Party as the address to which notices shall be given to the Debtors.

         6.       Miscellaneous.

                  (a) The Debtors authorize the Secured Party at the Debtors' expense to file any financing statement or other documents or statements relating to the Collateral (without the Debtors' signature thereon) which the Secured Party deems appropriate, and the Debtors appoint the Secured Party as the Debtors' attorney-in-fact to execute any such financing statement or statements in the



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Debtors'  name and to  perform  all other  acts which the  Secured  Party  deems sappropriate to perfect and to continue perfection of the Security Interest.

                  (b) After any Event of Default, the Secured Party may notify any party obligated to pay proceeds of the existence of the obligation under the Satisfaction Agreement and may direct them to make payments of all proceeds to the Secured Party.

                  (c) No delay or omission by the Secured Party in exercising any right hereunder or with respect to the Judgment and/or the Settlement Agreement shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or future exercise of the right or the exercise of any other right or remedy. All rights and remedies of the Secured Party under this Agreement and under the Uniform Commercial Code shall be deemed cumulative.

                  (d) The terms "Secured Party" and "Debtors" as used in this Agreement include the heirs, personal representatives, and successors or assigns of those parties.

                  (d) This Agreement may not be modified or amended nor shall any provision of it be waived except in a writing signed by the Debtors and by an authorized officer of the Secured Party.

                  (e) This Agreement shall be construed under the Florida Uniform Commercial Code and any other applicable Florida laws in effect from time to time.

                  (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

                  (g) All sections and descriptive headings in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof

                  (h) This Security Agreement is a continuing agreement which shall remain in force and effect until all obligations under the Satisfaction Agreement have been satisfied in fun.

                  (i) This Security Agreement may be signed in one or more counterparts.


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         IN WITNESS WHEREOF,  each party has executed this Agreement by its duly authorized representative as of the date set forth above.

                          HOMEOWNERS MARKETING SERVICES, INC.


                          By: /s/ C. Gregory Morris
                              -------------------------------------------------
                                C. Gregory Morris, Vice President, Treasurer & Chief Financial Officer


                          HOMEOWNERS MARKETING SERVICES
                          INTERNATIONAL, INC.


                          By: /s/ C. Gregory Morris
                              -------------------------------------------------
                                C. Gregory Morris, Vice President, Treasurer & Chief Financial Officer


                          THE CROSS COUNTRY GROUP, L.L.C.


                          By: /s/ Howard L. Wolk
                              -------------------------------------------------


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